UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.     Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included at Item 8.01, including the issuance of the Conversion Shares (defined below) is incorporated herein by reference.

August Placement Agent Warrants

As partial payment for placement agent services received by the Company’s placement agent (the “Placement Agent”) in connection with certain Senior Secured Convertible Notes (the “Convertible Notes”) issued to an accredited investor on September 7, 2016, December 2, 2016, February 7, 2017 and August 16, 2017 the Company is required to issue and deliver 5-year warrants (the “Placement Agent Warrants”) for the purchase of 8% of the number of shares of the Company’s common stock into which the unrestricted principal of the Convertible Notes becomes convertible (the “Placement Agent Warrant Shares”). The Placement Agent Warrants cannot be exercised for a period of 6 months from the applicable date of issuance, except those Placement Agent Warrants issued in connection with the September 7, 2016 and the December 2, 2016 Convertible Notes which are immediately exercisable. The terms of the Placement Agent Warrants may not be exercised if, after giving effect to the exercise, the Placement Agent, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the the Placement Agent Warrant Shares. Upon not less than 61 days’ prior notice to us, the Placement Agent may increase or decrease the ownership limitation to an amount not exceeding 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the the Placement Agent Warrant Shares. The terms of the Placement Agent Warrants provide that, if, after the first anniversary of the applicable issuance date of each Placement Agent Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the the Placement Agent Warrant Shares by the Placement Agent, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” (the “Cashless Exercise Conditions”). On October 3, 2017, the Company agreed to waive the Cashless Exercise Conditions applicable to each of the Placement Agent Warrants, permitting the immediate cashless exercise of the Placement Agent Warrants.

As of the date of this Current Report, the Company is required to issue, or has issued, Placement Agent Warrants to purchase an aggregate of 350,516 shares of common stock as set forth below.

Number of Shares of Common Stock	Exercise Price

9,908	$9.36
9,908	$8.075
10,898	$8.075
18,000	$4.54
22,000	$4.54
60,000	$4.00
20,000	$4.00
56,000	$3.00
6,134	$3.00
77,334	$3.00
5,867	$3.00
2,667	$3.47
36,600	$6.13
15,200	$6.13

The Company will continue to issue placement agent warrants to the Placement Agent in the form of exhibit 4.2 attached to this Current Report to the extent the Investor (as defined under Item 8.01 below) pays the Company the outstanding balance of the $8.8 million promissory note given by the Investor to the Company on August 16, 2017 as partial payment for the Convertible Notes.

As of October 5, 2017, the Company has outstanding 9,618,129 shares of common stock.

Item 8.01     Other Matters.

On October 1, 2017, the Company issued a Senior Convertible Note in the principal amount of $697,000 (the “Second Exchange Note”) to an accredited investor (the “Investor”) pursuant to an Amendment and Exchange Agreement, dated October 1, 2017 (“Exchange Agreement”) on the basis and subject to the terms and conditions set forth in the Exchange Agreement in exchange for a Senior Convertible Note issued on September 20, 2017 (the “Initial Exchange Note”) pursuant to an Amendment and Exchange Agreement, dated September 19, 2017 (the “Initial Exchange Agreement”). The Initial Exchange Note was issued by the Company, as described in the Current Report on Form 8-K filed on September 20, 2017. On October 2, 2017, the Second Exchange Note was converted in full in accordance with its terms into an aggregate of 232,334 shares of common stock at a conversion price of $3.00.

The Second Exchange Note was issued on such other terms and conditions that are identical to the terms of the Initial Exchange Note, except that the number of shares issuable upon conversion of the Second Exchange Note are limited if the issuance of such shares, in conjunction with other shares of common stock that may be issuable by the Company, would exceed the aggregate number of shares of common stock which the Company may issue without breaching the rules and regulations of The Nasdaq Stock Market, LLC including rules related to the aggregation of offerings under NASDAQ Listing Rule 5635(d) (the “Exchange Cap”). In the event that the Company would have been prohibited from issuing any shares of common stock due to the Exchange Cap (the “Exchange Cap Shares”), in lieu of issuing and delivering the Exchange Cap Shares to the Investor, the Company would have been required pay cash to the Investor at a price equal to the product of (A) the number of Exchange Cap Shares and (B) the greatest closing sale price of the common stock on any trading day during the period commencing on the date the Investor had delivered to the Company the exercise notice with respect to the Exchange Cap Shares and ending on the date of payment by the Company to the Investor.

The above discussion does not purport to be a complete description of the Exchange Agreement or the Second Exchange Note described in this Current Report and each is qualified in its entirety by reference to the full text of such document which has been filed as an exhibit to this Current Report.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

4.1	Senior Convertible Note issued on October 1, 2017
4.2	Form of Placement Agent Warrant
99.1	Amendment and Exchange Agreement, dated October 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Convertible Note
4.2	Form of Placement Agent Warrants
99.1	Amendment and Exchange Agreement